Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(564,250)
Unrealized Gain (Loss) on Market Value of Futures	(1,446,370)
Dividend Income	572
Interest Income	14
Total Income (Loss)	$(2,010,034)

Expenses
Investment Advisory Fee	$16,910
NYMEX License Fee	550
Brokerage Commissions	390
Non-interested Directors' Fees and Expenses	157
Prepaid Insurance Expense	98
Other Expenses	15,344
Total Expenses	33,449
Expense Waiver*	(11,962)
Net Expenses	$21,487
Net Gain (Loss)	$(2,031,521)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/11	$31,320,943
Net Gain (Loss)	(2,031,521)

Net Asset Value End of Period	$29,289,422
Net Asset Value Per Unit (900,000 Units)	$32.54

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502